SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 9, 2005

(Date of earliest event reported)

ORION ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	0-20837	13-3863260
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

501 Second Street, Suite 211, San Francisco, California 94107

(Address of principal executive offices) (Zip Code)

(415) 543-3470

(Registrants’ telephone number, including area code)

401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of May 9, 2005, Orion Acquisition Corp. II, a Delaware corporation (the “Company”), appointed Lynn Seely, M.D. as its Chief Medical Officer. A copy of the Company’s press release announcing the appointment of Dr. Seely is attached to this Current Report on Form 8-K as Exhibit 99.1, and such press release is incorporated into this Current Report on Form 8-K by reference.

From 2002 to 2005, Dr. Seely served as Vice President of Clinical Development at Corgentech, Inc., a biomedical company. From 1996 through 2000, Dr. Seely served as an Associate Director of Clinical Development at Chiron Corporation, a biotechnology company. Dr. Seely served as Vice President of Clinical Development at ProDuct Health, Inc., a privately held medical device company, from 2000 to 2001. Dr. Seely subsequently served as Vice President of Clinical Development for Cytyc Health Corporation, a medical device company and subsidiary of Cytyc Corporation, a medical device company, from 2001 to 2002, where she assisted with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Seely received an M.D. from the University of Oklahoma College of Medicine and completed her residency in internal medicine at Yale-New Haven Hospital.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Acquisition Corp. II

Date: May 12, 2005	By:	/s/ C. Patrick Machado
C. Patrick Machado Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 12, 2005.